EXHIBIT 99.1

          Orsus Xelent Technologies Reports Third Quarter 2006 Results

Conference call scheduled Thursday, November 16, 2006 at 9:30am EST

US caller dial-in number: 1-866-365-4409
International caller dial-in number: 1-303-248-9656
Caller access code: 3478399

NEW YORK, NY-- --November 15, 2006 -- Orsus Xelent  Technologies,  Inc. (OTC BB:
ORXT), an emerging designer and manufacturer of award-winning mobile phones for the Asian market, reported today the Company's financial results for the quarter ended September 30, 2006.

Revenues were $45.9 million for the nine months ended September 30, 2006, representing a sharp increase of 176.45% as compared to the same period in 2005. Revenues for the three months ended September 30, 2006 were $20.5 million, representing a 55.92% increase over the same period in 2005. After experiencing reform in the cellular phone market in the first half of 2005, the Company adjusted its business model, market position and strategy, improved its technology, and the quality of its products. The Company believes that because of these efforts it is better prepared to take advantage of a rejuvenated cellular phone market in the Public's Republic of China.

For the nine months ended September 30, 2006, gross profit was $8.2 million, which represents an increase of $5.3 million or 158.39% as compared to the gross profit of $3.3 million for the same period in 2005. The gross profit in the third quarter of 2006 was $3.8 million representing 6.33% growth over the second quarter of 2006 and a slight decline of 0.40%, as compared with the third quarter of 2005.

Net income for the nine months ended September 30, 2006 was $4,647,000, or 10.12% of revenue, which represents a 223% increase compared to the same period in 2005. Net income for the three months ended September 30, 2006 was $2,366,000, which represents 51% of total net profit for the first nine months of 2006. The net income for the third quarter 2006 represents an increase of 20.84%, compared to the same period in 2005. The substantial increase in net profit is due to the Company's adjustment of its marketing strategy and improvements in the cellular phones market in this quarter.

"This was a very robust quarter for us. Our CDMA product revenues were up considerably and our new marketing strategy produced superb results. We continue to be optimistic in our profit expectations for the third quarter," said Xavier Xin Wang, President and CEO of Orsus Xelent.

The Company has scheduled a conference call for Thursday, November 16, 2006 at 9:30am Eastern Standard Time. Dial-in numbers are as follows:

U.S. callers: 1-866-365-4409
International callers: 303-248-9656
Pass code: 3478399

About Orsus Xelent Technologies

Incorporated in the state of Delaware and headquartered in Beijing, China, Orsus Xelent Technologies, Inc. is an emerging designer and manufacturer of award-winning mobile phones for the Asian market, primarily the People's Republic of China (PRC). The company's business comprises the design of mobile

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phones, related digital circuits, and software development,  and is a recognized pioneer in mobile phone integration technology. It introduced the region's first wristwatch-style cellular phone, and it continues to break new ground with state-of-the-art phones that include advanced features like finger print recognition and touch-screen displays. Since the company's launch in 2004, it has established "Orsus" as a popular brand and achieved a significant share of the world's largest mobile phone market. It maintains more than 179 service call centers across the PRC, with additional offices in New York, Shanghai, Hong
Kong,   Shenzhen,   and   Tianjin.   For   more   information,   please   visit:
www.orsus-xelent.com.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission.














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

                         Orsus Xelent Technologies, Inc.
                 Condensed Consolidated Statements of Operations

                                                      (Unaudited)                   (Unaudited)
                                                  Three months ended             Nine months ended
                                                     September 30,                  September 30,
                                              --------------------------    --------------------------
                                                  2006           2005           2006           2005
                                                  US$'000        US$'000        US$'000        US$'000

Operating revenues:                                20,525         13,164         45,901         16,604
                                              -----------    -----------    -----------    -----------

Operating expenses:
    Cost of sales                                  16,716         10,358         37,879         13,257
    Sales and marketing                               140            430            926          1,131
    General and administrative                      1,194            200          1,883            769
    Research and development                           40            195            187            337
    Depreciation                                       24             89            149            164
                                              -----------    -----------    -----------    -----------
    Total operating expenses                       18,114         11,272         41,024         15,658
                                              -----------    -----------    -----------    -----------

Operating profit                                    2,411          1,892          4,877            946

Interest expense                                      (41)          --              (70)           (25)
Other income, net                                      (4)            89              1            541
                                              -----------    -----------    -----------    -----------

Income before income taxes                          2,366          1,981          4,808          1,462

Income taxes                                         --              (23)          (160)           (23)
                                              -----------    -----------    -----------    -----------

Net income                                          2,366          1,958          4,648          1,439

Other comprehensive income                           --             --             --             --
                                              -----------    -----------    -----------    -----------

                                                    2,366          1,958          4,648          1,439
                                              ===========    ===========    ===========    ===========

Earnings per share:

Basic                                                0.08           0.07           0.16           0.05
                                              ===========    ===========    ===========    ===========

Weighted average number of common stock
    outstanding                                29,756,000     29,756,000     29,756,000     29,756,000
                                              ===========    ===========    ===========    ===========

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

                         Orsus Xelent Technologies, Inc.
                      Condensed Consolidated Balance Sheet

                                                                            As of           As of
                                                                        September 30,   December 31,
                                                                            2006            2005
                                                                           US$'000         US$'000
                                                                         (Unaudited)
ASSETS
Current assets
    Cash and cash equivalents                                                      88           2,974
    Accounts receivable, net of allowance for doubtful accounts
        of $555,000 ($149,000 in 2005)                                         31,527          12,034
    Inventories                                                                 2,361           4,460
    Trade deposits paid                                                         3,112          10,580
    Advance to third party                                                        125            --
    Other current assets                                                          125             182
                                                                        -------------   -------------

    Total current assets                                                       37,338          30,230

Property, plant and equipment, net                                                782             781
                                                                        -------------   -------------

Total assets                                                                   38,120          31,011
                                                                        =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Short-term bank loan                                                        2,477            --
    Accounts payable - Trade                                                   11,764           7,939
    Accrued expenses and other accrued liabilities                              3,474           2,238
    Trade deposits received                                                       260           5,432
    Due to directors                                                              320             320
    Provision for warranty                                                         57             122
    Taxes payable                                                                 181              21
                                                                        -------------   -------------

    Total current liabilities                                                  18,533          16,072
                                                                        -------------   -------------

Commitments and contingencies

Stockholders' equity Preferred stock, US$0.001 par value:
    Authorized: 100,000,000 shares, no shares issued
Common stock and paid-in capital, US$0.001 par value:
    Authorized: 100,000,000 shares
Issued and outstanding: 29,756,000 shares as of September
    30, 2006 and as of December 31, 2005                                           30              30
Additional paid-in capital                                                      2,484           2,484
Dedicated reserves                                                              1,042           1,042
Other comprehensive income                                                        349             349
Retained earnings                                                              15,682          11,034
                                                                        -------------   -------------

Total stockholders' equity                                                     19,587          14,939
                                                                        -------------   -------------

Total liabilities and stockholders' equity                                     38,120          31,011
                                                                        =============   =============

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For more information contact:

Orsus Xelent Technologies, Inc.
Xavier Xin Wang
President and CEO
US: Tel 212-719-7535
Fax 212-790-9594
PRC: Tel 010-85653777
Fax 010-85653666

RedChip Companies, Inc./Aurelius Consulting Group, Inc.
1-800-REDCHIP
(407) 644-4256
info@aurcg.com
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